Exhibit 99.3

3595 John Hopkins Court, San Diego, CA 92121 Telephone: 858 202 9000 Fax: 858 202 9001

Company Contact	Investor Relations Contact	Media Relations
Ian Clements	Lippert/Heilshorn & Associates	Pure Communications
Sr. Director, Corp. Communications	Jody Cain (jcain@lhai.com)	Dan Budwick
+1 (858) 202-9000	+1 (310) 691-7100	+1 (973) 271-6085

SEQUENOM ANNOUNCES $51.6 MILLION PRIVATE PLACEMENT

SAN DIEGO—May 12, 2010—Sequenom, Inc. (NASDAQ: SQNM) today announced that it has entered into an agreement to issue and sell an aggregate of 12,435,000 shares of its common stock at $4.15 per share to certain investors. The aggregate gross proceeds of the private placement are expected to be approximately $51.6 million. Sequenom intends to use the net proceeds from the financing to advance its research, development and commercialization of various diagnostic tests, as well as for general corporate purposes. Subject to the satisfaction of customary closing conditions, the private placement is expected to close on or about May 17, 2010.

Jefferies & Company, Inc. served as sole lead placement agent and Lazard Capital Markets LLC served as co-placement agent for Sequenom in the private placement.

The shares of common stock sold in the private placement have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements. The shares were offered and will be sold only to a limited number of accredited investors. Sequenom has agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the common stock sold in the private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Sequenom

Sequenom, Inc. (NASDAQ: SQNM) is a life sciences company committed to improving healthcare through revolutionary genetic analysis solutions. Sequenom develops innovative technology, products and diagnostic tests that target and serve discovery and clinical research, and molecular diagnostics markets. The company was founded in 1994 and is headquartered in San Diego, California. Sequenom maintains a web site at http://www.sequenom.com to which Sequenom regularly posts copies of its press releases as well as additional information about Sequenom. Interested persons can subscribe on the Sequenom web site to email alerts or RSS feeds that are sent automatically when Sequenom issues press releases, files its reports with the Securities and Exchange Commission or posts certain other information to the web site.

SEQUENOM® is a trademark of Sequenom, Inc. All other trademarks and service marks are the property of their respective owners.

Forward-Looking Statements

Except for the historical information contained herein, the matters set forth in this press release, including statements regarding the closing of the private placement, the intended use of proceeds from the private placement and the registration of the shares of common stock sold in the private placement, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the risks and uncertainties associated with Sequenom’s ability to complete the private placement, the application of the net proceeds from the private placement and other risks detailed in Sequenom’s annual report on Form 10-K for the year ended December 31, 2009 and other documents subsequently filed with or furnished to the Securities and Exchange Commission. These forward-looking statements are based on current information that may change and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. All forward-looking statements are qualified in their entirety by this cautionary statement, and Sequenom undertakes no obligation to revise or update any forward-looking statement to reflect events or circumstances after the issuance of this press release.

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